SAN MARINO MINERALS, INC.
                            (A Florida Corporation)

                                 300,000 Shares
                         at a Price of $0.25 Per Share

                             Subscription Documents

                                January 10, 1997

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                          INSTRUCTION FOR COMPLETION:
                          ---------------------------

In connection with your subscription for Shares of San Marino Minerals, Inc. (the "Company'), enclosed herewith are the following documents which must be properly and fully completed and signed:

1 . INVESTMENT AGREEMENT. Fully completed and signed. Please make your check payable to San Marino Minerals, Inc. (Note to partnerships who wish to subscribe: each general partner of the partnership must fully complete and sign the Investment Agreement).

2. CONFIDENTIAL PURCHASER QUESTIONNAIRE. Fully completed and sign. (Note to partnerships who wish to subscribe: each general partner of the partnership must fully complete and sign the Investment Agreement).

3. PURCHASER REPRESENTATIVE QUESTIONNAIRE. To be completed and signed by your Purchaser Representative only if you have elected to use a Purchaser Representative. If you have elected not to use a Purchaser Representative, you must so state in the Purchaser Questionnaire.

4. ACKNOWLEDGMENT OF USE OF PURCHASER REPRESENTATIVE. To be completed and executed by the Investor only if an election to use a Purchaser Representative has been made.

NOTES TO SUBSCRIBERS:

(a) Please indicate on the Subscription Agreement and the Confidential Purchaser Questionnaire how the Units are to be held (e.g. joint tenants with rights of survivorship, tenants by the entireties, etc.)

(b) Please return Subscription Documents and checks to the Company at 353 Sacramento Street, Suite 600, San Francisco, California, 94111. Checks should be made payable to the Company.

(c) Additional copies of the required forms are available from the Company at 353 Sacramento Street, Suite 600, San Francisco, California, 94111 or by calling Mr. Ken Finkelstein, the Company's president at (415) 474-7047.

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INVESTMENT SUBSCRIPTION AGREEMENT

To:     San Marino Minerals, Inc.
        353 Sacramento Street, Suite 600,
        San Francisco, California, 94111

Gentlemen:

You have informed me that the Company is offering up to 300,000 shares of the Company's common stock at a price of $0.25 per share.

1. SUBSCRIPTION. Subject to the terms and conditions of this Subscription Agreement (the "Agreement"), the undersigned hereby tenders this subscription, together with the payment (in cash or by bank check in lawful funds of the United States) of an amount equal to $0.25 per Share, and the other subscription documents, all in the forms submitted to the undersigned.

2. ACCEPTANCE OF SUBSCRIPTION: ADOPTION AND APPOINTMENT. It is understood and agreed that this Agreement is made subject to the following terms and conditions:

(a) The Company shall have the right to accept or reject subscriptions in any order it shall determine, in whole or in part, for any reason (or for no reason).

(b) Investments are not binding on the Company until accepted by the Company. The Company will refuse any subscription by giving written notice to the purchaser by personal delivery or first-class mail. In its sole discretion, the Company may establish a limit on the purchase of Units by a particular purchaser.

(c) The undersigned hereby intends that his signature hereon shall constitute an irrevocable subscription to the Company of this Agreement, subject to a three day right of rescission for Florida residents pursuant to Section 517.061 of the Florida Securities and Investor Protection Act. Each Florida resident has a right to withdraw his or her subscription for Units, without any liability whatsoever, and receive a full refund of all monies paid, within three days after the execution of this Agreement or payment for the Units has been made, whichever is later. To accomplish this withdrawal, a subscriber need only send a letter or telegram to the Company at the address set forth in this Agreement, indicating his or her intention to withdraw. Such letter or telegram should be sent and postmarked prior to the end of the aforementioned third day. It is prudent to send such letter by certified mail, return receipt requested, to ensure that is received and also to evidence the time when it was mailed. If the request is made orally (in person or by telephone) to the Company a written confirmation that the request has been received should be requested.

Upon satisfaction of the all the conditions referred to herein, copies of this Agreement, duly executed by the Company, will be delivered to the undersigned.

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3.  REPRESENTATIONS  AND WARRANTIES OF THE UNDERSIGNED. The  undersigned  hereby represents and warrants to the Company as follows:

(a) The undersigned (1) has adequate means of providing for his current needs and possible personal contingencies, and he has no need for liquidity of his investment in the Company; (ii) is an Accredited Investor, as defined below, or has the net worth sufficient to bear the risk of losing his entire investment; and (iii) has, alone or together with his Purchaser Representative (as hereinafter defined), such knowledge and experience in financial matters that the undersigned is capable of evaluating the relative risks and merits of this investment.

"Accredited Investors" include: (I) accredited investors as defined in Regulation D under the Securities Act of 1933, as amended ("Reg. D") i.e., (a) $1,000,000 in net worth (including spouse) or (b) $200,000 in annual income for the last two years and projected for the current year; and (il) the Company or affiliates of the Company.

"Non-Accredited   Investors"  are  all   subscribers  who  are  not  "Accredited
Investors."

All investors must have either a preexisting personal or business relationship with the Company or any of its affiliates, or by reason of their business or financial experience (or the business or financial experience of their unaffiliated professional advisors) would reasonably be assumed to have the capacity to protect their own interests in connection with this investment. Each subscriber must represent that he is purchasing for his own account not with a view to or for resale in connection with any distribution of the Units.

(b) The address set forth in his Purchaser Questionnaire is his true and correct residence, and he has no present intention of becoming a resident of any other state or jurisdiction.

(c) The undersigned acknowledges that if a "Purchaser Representative", as defined in Regulation D, has been utilized by the undersigned, (1) the undersigned has completed and executed the Acknowledgment of Use of Purchaser Representative; (ii) in evaluating his investment as contemplated hereby, the undersigned has been advised by his Purchaser Representative as to the merits and risks of the investment in general and the suitability of the investment for the undersigned in particular; and (ii) the undersigned's Purchaser Representative has completed and executed the Purchaser Representative Questionnaire.

(d) The undersigned has received and read or reviewed with his Purchaser Representative, if any, and represents he is familiar with this Agreement, the other Subscription Documents and the Offering Memorandum accompanying these documents. The undersigned confirms that all documents, records and books pertaining to the investment in the Company and requested by the undersigned or his Purchaser Representative have been made available or have been delivered to the undersigned and/or the undersigned's Purchaser Representative.

(e) The undersigned and/or his Purchaser Representative have had an opportunity to ask questions of and receive answers from the Company or a person or persons acting on its behalf,

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concerning  the  terms  and  conditions  of this  investment  and the  financial condition, operations and prospects of the Company.

(f) The undersigned understands that the Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and are instead being offered and sold in reliance on exemptions from registration; and the undersigned further understands that he is purchasing an interest in a Company without being furnished any offering literature or prospectus other than the material furnished hereby.

(g) The Units for which the undersigned hereby subscribed are being acquired solely for his own account, and are not being purchased with a view to or for the resale, distribution, subdivision, or fractionalization hereof. He has no present plans to enter into any such contract, undertaking, agreement or arrangement. In order to induce the Company to sell and issue the Units subscribed for hereby to the undersigned, it is agreed that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Units by anyone but the undersigned.

(h) The undersigned has received, completed and returned to the Company the Purchaser Questionnaire relating to his general ability to bear the risks of an investment in the Company and his suitability as an investor in a private offering; and the undersigned hereby affirms the correctness of his answers to such Confidential Purchaser Questionnaire and all other written or oral information concerning the undersigned's suitability provided to the Company by, or on behalf of, the undersigned.

(1) The person, if any, executing the Purchaser Representative Questionnaire, a copy of which has been received by the undersigned, is acting and is hereby designated to act as the undersigned's Purchaser Representative in connection with the offer and sale of the Units to the undersigned. This designation of a Purchaser Representative was made with the knowledge of the representations and disclosures made in such Purchaser Representative Questionnaire and other Subscription Documents.

(j)     The undersigned acknowledges and is aware of the following:

(i) That there are substantial restrictions on the transferability of the Units and the Units will not be, and investors in the Company have no rights to require that, the Units be registered under the Securities act; the undersigned may not be able to avail himself of certain of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act with respect to the resale of the Units and, accordingly, the undersigned may be required to hold the Units for a substantial period of time and it may not be possible for the undersigned to liquidate his investment in the Company.

(ii) That no federal or state agency has made any finding or determination as to the fairness of the offering of Units for investment or any recommendation or endorsement of the Units.

(1) The approximate or exact length of time that he will be required to remain as owner of the


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Units.

(2) The prior performance on the part of the Company or any Affiliate (as defined in Rule 405 under the Securities Act), or its associates, agents, or employees or of any other person, will in any way indicate the predictable results of the ownership of the Units or of the overall Company.

(3) Subscriptions will be accepted in the order in which they are received.

(iii) That the Company shall incur certain costs and expenses and undertake other actions in reliance upon the irrevocability of the subscription (following the three day rescission period described in Paragraph 2(c) of this Agreement) for the Units made hereunder.

The foregoing representations and warranties are true and accurate as of the date of delivery of the Funds to the Company and shall survive such delivery. If, in any respect, such representations and warranties shall not be true and accurate prior to the delivery of the Funds pursuant to Paragraph I hereof, the undersigned shall give written notice of such fact to his Purchaser Representative, if any, specifying which representations and warranties are not true and accurate and the reasons therefor, with a copy to the Company and otherwise to give the same information to the Company directly.

4. INDEMNIFICATION. The undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Paragraph 3 hereof, and he hereby indemnifies and holds harmless the Company, agents, employees and affiliates, from and against any and all losses, claims, damages or liabilities due to or arising out of a breach of any representations
(s) or warranty(s) of the undersigned contained in this Agreement.

5. NO WAIVER. Notwithstanding any of the representations, warranties, acknowledgment or agreements made herein by the undersigned, the undersigned does not thereby or in any other manner waive any rights granted to him under federal or sate securities laws.

6. TRANSFERABILILY. The undersigned agrees not to transfer or assign this Agreement, or any of his interest herein. Further, an investor in the Units pursuant to this Agreement and applicable law, will not be permitted to transfer or dispose of the Units unless they are registered or unless such transaction is exempt from registration under the Securities Act or other securities laws and in the case of the purportedly exempt sale, such investor provided (at his own expense) an opinion of counsel reasonably satisfactory to the Company that such exemption is, in fact available.

7. REVOCATION. The undersigned acknowledges and agrees that his subscription for the Units made by the execution and delivery of this Agreement by the undersigned is irrevocable and subject to the three day right of rescission in Florida described in Section 2(c) herein, and that such subscription shall survive the death or disability of the undersigned, except as provided pursuant to the blue sky laws of the states in which the Units may be offered, or any other applicable state statutes or regulations.

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8.  MISCELLANEOUS.  (a)  All  notices  or  other  communications  given  or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at his address set forth below and to

(b) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terrns and provisions hereof shall be construed in accordance with and shall be govern by the laws of the State of Florida.

(c) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof any may be amended only by writing executed by all parties.

(d)  This   Agreement   shall  be  binding  upon  the  heirs,   estates,   legal
representatives, successors and assigns of all parties hereto.

(e) All terms used herein shall be deemed to include the masculine and the feminine and the singular and the plural as the context requires.

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                           SAN MARINO MINERALS, INC.
             SUBSCRIPTION AGREEMENT SIGNATURE PAGE FOR INDIVIDUALS

Number of Shares Subscribed for:
                                 ------------

Amount tendered at $0.25 per Share:
                                    ---------

-------------------------       --------------------------------------
(Signature of Subscriber)       (Signature of Spouse, or joint tenant,
                                if any)

-------------------------       --------------------------------------
(Printed Name of Subscriber)    (Printed Name of Spouse, or
                                other joint tenant, if any)

-------------------------       --------------------------------------
(Address)                       (Address)

-------------------------       --------------------------------------

-------------------------       --------------------------------------
(Social Security Number)        (Social Security Number)

APPROVED AND ACCEPTED in accordance with the terms of this Agreement on this ___ day of _____________________, 1997.

SAN MARINO MINERALS, INC.

By:
KEN FINKELSTEIN, PRESIDENT

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